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                                                                    EXHIBIT 5(a)


                          [GABLE & GOTWALS LETTERHEAD]


                                  July 7, 1998



We hereby consent to the filing of our opinion as an exhibit to the Registration Statement ("Registration Statement") on Form S-3 of ONEOK, Inc. and to the reference to this firm under the captions "Experts" and "Legality" in the Prospectus forming part of the Registration Statement, in connection with the legality of the Common Stock being offered under the Registration Statement.



                                                  Very truly yours,


                                                  Gable & Gotwals



                                                  By   /s/  Donald A. Kihle
                                                    ---------------------------
                                                            Donald A. Kihle


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